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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

						Give the EMPLOYER IDENTIFICATION number of—
For this type of account:			Give the SOCIAL SECURITY number of—
				For this type of account:

1.	An individual's account		The individual	9.	A valid trust, estate, or pension fund	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, any one of the individuals(1)	10.	Corporate account	The corporation
3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, either person(1)	11.	Religious, charitable, or educational organization account	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	12.	Partnership account held in the name of the business	The partnership
5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)	13.	Association, club, or other tax-exempt organization	The organization
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)	14.	A broker or registered nominee	The broker or nominee
7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	15.	Account with the Department of Agriculture in the	The public entity
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)		name of a public entity (such as a State or local government, school district, or prison)
8.	Sole proprietorship account		The owner(4)		that receives agricultural program payments

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
Show the name of the owner.

(5)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Obtaining a Number

        If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(F)(2).

  •
  The United States, or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the U.S., or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

        Other payees that may be exempted from backup withholding include the following:

  •
  A corporation.

  •
  A foreign central bank of issue.

  •
  A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A real estate investment trust.

  •
  An entity registered at all times under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  A financial institution.

  •
  A nominee or custodian.

  •
  An exempt charitable remainder trust described in section 664 or a non-exempt trust described in section 4947.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

        FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

        Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045 and 6050A. (All "section" references herein are to the Internal Revenue Code of 1986).

        Privacy Act Notice.— Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish TIN.— If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding.— If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information.— Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9